Exhibit 10.35

AGREEMENT

This Agreement (“Agreement”) is made and entered into as of the Effective Time by and between ViewRay Incorporated, a Delaware corporation (“ViewRay”), and each of the other parties identified on the signature pages to this Agreement that enters into this Agreement and delivers an executed counterpart of this Agreement to ViewRay by 10:00 AM ET on June 11, 2008 (the Effective Time).

Background

ViewRay entered into that certain Contingent Equity Agreement date as of January 8, 2008 (the “Contingent Equity Agreement”) by and among ViewRay and each of James F. Dempsey, Ph.D., Russell S. Donda, Jim Carnall, and William Wells (each, a “Recipient” and collectively, the “Recipients”) and the Investors (as defined therein); and

Pursuant to the Contingent Equity Agreement, ViewRay granted each Recipient a restricted stock award of 125,000 shares of Common Stock pursuant to a Restricted Stock Award Agreement dated January 8, 2008 between ViewRay and each Recipient.

ViewRay and those Recipients that enter into this Agreement on or before the Effective Time, wish to enter into this Agreement to exchange the restricted stock award for a stock option award.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement the undersigned parties agree as follows:

1. Contingent upon the execution of this Agreement by the Recipient, and subject to such terms and conditions as the Compensation Committee of the Board of Directors of ViewRay (the “Committee”) may require, which terms and conditions shall be set forth in the form of the Stock Option Agreement attached as Attachment 1 hereto (the “2008 Stock Option Agreement”) and ViewRay’s 2008 Stock Incentive Plan (the “Plan”), ViewRay will cancel the restricted stock award of 125,000 shares of restricted common stock of ViewRay (all of which shares are at this time not vested) and replace such award with a stock option that entitles such Recipient to purchase 125,000 shares of common stock of ViewRay at an exercise price per share equal to $0.33, representing the fair market value per share of the common stock on the date of grant, as determined by ViewRay’s Board of Directors, based upon the recommendation of the Compensation Committee. Such stock option shall vest with respect to 125,000 shares on the date set forth in the Contingent Equity Agreement.

2. The Recipient may execute and deliver this Agreement to ViewRay on or before the Effective Time, but not later than the Effective Time. Upon receipt of a signed counterpart to this Agreement and a signed counterpart of the 2008 Stock Option Agreement, ViewRay will execute and deliver to the Recipient a signed counterpart to this Agreement and a signed counterpart to the 2008 Stock Option Agreement.

3. This Agreement shall be governed by and construed in accordance with the substantive laws of Delaware (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction).

4. The shares of common stock issuable upon exercise of the option granted pursuant to the 2008 Stock Option Agreement between ViewRay and those Recipients that enter into this Agreement shall not be authorized or reserved at the time the parties enter into this Agreement and such 2008 Stock Option Agreements but the Recipients and the Investors shall each: (a) vote any and all shares of stock of ViewRay they hold to approve the issuance to the Recipients of the shares that are the subject of such 2008 Stock Option Agreements; and (b) use their best efforts to cause ViewRay and its Board of Directors to adopt an amendment to ViewRay’s Certificate of Incorporation to authorize any shares of Common Stock required to allow ViewRay to provide sufficient reserves of shares of Common Stock for issuance of such shares upon exercise in accordance with the 2008 Stock Option Agreements and the Contingent Equity Agreement and to cause the ViewRay to file such amendment with the Secretary of State of the State of Delaware.

5. Any and all claims arising out of or relating to this Agreement and the transactions contemplated hereby will be resolved by arbitration. The dispute will be arbitrated in accordance with the rules of the American Arbitration Association. Each party agree to file any demand for arbitration within the time limit established by the applicable statute of limitations for the asserted claims or within one year of the conduct that forms the basis of the claim if no statutory limitation is applicable. Failure to demand arbitration within the prescribed time period shall result in waiver of said claims.

6. This Agreement (together with the 2008 Stock Option Agreement and the Contingent Equity Agreement and the Plan) sets forth the sole and entire agreement and understanding between the parties with respect to the specific matters contemplated hereby. No prior agreement or understanding, whether written or oral, shall be construed to change or affect the operation of Agreement in accordance with its terms, and any provision of any such prior agreement which conflicts with or contradicts any provision of this Agreement is hereby revoked and superseded. In the event that any provision of this Agreement shall, in whole or in part, be determined to be invalid, unenforceable or void for any reason, such determination shall affect only the portion of such provision determined to be invalid and unenforceable or void and shall not affect in any way the remainder of such provision or any other provision of this Agreement.

VIEWRAY INCORPORATED

By:	/s/ Greg Ayers
Name: Greg Ayers, M.D., Ph.D
Title: Interim Chief Executive Officer

RECIPIENTS

/s/ James F. Dempsey
James F. Dempsey, Ph.D
Date: 6/5/08

/s/ William W. Wells
William W. Wells
Date:

/s/ James D. Carnall
James D. Carnall
Date:

/s/ Russell S. Donda
Russell S. Donda
Date:

Attachment 1

ViewRay, Incorporated

Stock Option Agreement

This Stock Option Agreement (“Agreement”) is made and entered into as of the day and date on the last page hereof (the “Grant Date”), by and between ViewRay Incorporated, a Delaware corporation (the “Company”), and James F. Dempsey (the “Recipient”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the ViewRay Incorporated 2008 Stock Incentive Plan (the “Plan”);

WHEREAS, the Company has entered into that certain Contingent Equity Agreement date as of January 8, 2008 (the “Contingent Equity Agreement”) by and among the Company, James F. Dempsey, Ph.D., Russell S. Donda, James D. Carnall, and William W. Wells and the Investors (as defined therein);

WHEREAS, the Board of Directors of the Company (the “Board”) or a committee thereof has authorized the grant to Recipient of a [non-qualified][incentive] stock option (“Option”) to purchase 125,000 shares of Common Stock of the Company (“Shares”) at the exercise price per share of $0.33 (the “Exercise Price”), subject to all of the terms and conditions set forth in this Agreement, and the Contingent Equity Agreement; and

WHEREAS, the Company and Recipient wish to confirm herein the terms, conditions, and restrictions of the option award;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Contingent Equity Agreement or the Plan, as applicable.

2. Grant of Option. Subject to the terms, restrictions, limitations, and conditions stated herein in exchange for services rendered to the Company, the Company hereby awards to Recipient the Option. By the execution of this Agreement, the Recipient hereby accepts the Option subject to all terms and provisions of this Agreement.

3. Vesting. Subject to the terms of the Contingent Equity Agreement, this Agreement and the Exercise Agreement, the Recipient shall become fully (100%) vested in the Shares upon the occurrence of the following events on or before September 30, 2014: (a) immediately prior to the closing of a Corporate Reorganization in which the Company and/or the Company’s stockholders will receive at least $500,000,000; or (b) immediately prior to the closing of a firm commitment underwritten public offering of shares of Common Stock to the public at a pre-money valuation of at least $500,000,000. Notwithstanding the foregoing, the Board may, in its sole discretion, accelerate the vesting of the Shares in whole or in part. “Corporate Reorganization” shall have the meaning ascribed to it in the Contingent Equity Agreement.

4. Duration of Option. Subject to the following sentence, this Option shall expire at 5:00 p.m. ET on September 30, 2018. However, if the Recipient’s employment or other association with the Company ends after September 30, 2014 and before September 30, 2018, this Option shall expire at 5:00 p.m. ET on the earlier of (a) September 30, 2018 and, (b) the first anniversary of the date the Recipient’s employment or association ends if the termination of the Recipient’s employment or other association is on account of his death or disability; and (c) three (3) months after the Recipient’s employment or other association ends if the termination of the Recipient’s employment or other association is due to any other reason.

5. Exercise of Option. Until this Option expires in accordance with Section 4, the Recipient may exercise it as to the number of vested Shares, in full or in part. The procedure for exercising this Option is described in Section 7.2(e)-(f) of the Plan and the limitations applicable to exercise of this Option are described in Sections 7.2(g), 7.2(i) , 7.2(j), 11.1 and 14.3 of the Plan. Recipient shall not be considered a stockholder with respect to the Shares until such time as those Shares have been issued as noted on the stockholder register of the Company.

6. Company’s Right to Repurchase. The Company shall have the right, but not the obligation, to purchase from Recipient all or any portion of the unvested Shares if, in the good faith determination of the Board, the Recipient shall have knowingly disparaged, criticized, or otherwise made any derogatory statements regarding the Company or its past, present or future directors, officers, employees or products. In the event that the Company elects to exercise its repurchase rights pursuant to this Section 6, the purchase price per unvested Share shall be equal to 50% of the Fair Market Value for such Shares. The repurchase by the Company and the sale by Recipient of such unvested Shares shall be consummated not later than thirty (30) days following the date the Company gives written notice of its exercise of such repurchase right. Payment of the purchase price by the Company shall be in cash or by the Company’s check against delivery of this Option for cancellation in respect of the unvested Shares being repurchased by the Company.

7. Nontransferability of Option. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution. In addition, except as expressly permitted under the Plan, during Recipient’s lifetime, this Option may be exercised only by Recipient. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Recipient.

8. Tax Consequences. Recipient understands that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to Recipient. Recipient represents that Recipient has consulted with, or will consult with, his or her tax advisor; Recipient further acknowledges that Recipient is not relying on the Company for any tax, financial or legal advice; and it is specifically understood by the Recipient that no representations or assurances are made as to any particular tax treatment with respect to the Option. Recipient also acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the Grant Date.

9. No Disclosure Duty. The Recipient and the Company acknowledge and agree that the Company and its directors, officers or employees shall have no duty or obligation to disclose to the Recipient any material information regarding the business of the Company or affecting the value of the Award Shares.

10. No Right to Employment or Other Relationship. Nothing in the Contingent Equity Agreement, the Plan or this Agreement shall confer on Recipient any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, to terminate Recipient’s employment or other relationship at any time, with or without cause.

11. Miscellaneous. (a) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of Recipient.

(b) Any dispute regarding the interpretation of this Agreement shall be submitted to the Board or the Compensation Committee, which shall review such dispute in accordance with the Contingent Equity Agreement. The resolution of such a dispute by the Board or Compensation Committee shall be final and binding on the Company and Recipient; provided, that in the event the dispute concerns the Contingent Equity Agreement rather than this Agreement the dispute shall be resolved in accordance with the provisions of the Contingent Equity Agreement rather than this Agreement.

(c) This Agreement, the Contingent Equity Agreement and the Plan constitute the entire agreement of the parties hereto, and supersede all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Except as otherwise expressly provided, any provision of this Agreement may be amended, modified or terminated, and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retrospectively or prospectively), with, but only with the written consent of each party. Any amendment effected in accordance with this Section 11(c) shall be binding upon each party and such party’s successors and permitted assigns.

(d) This Agreement is made and entered into pursuant to the provisions of the Contingent Equity Agreement; in the event of any conflict between the provisions of this Agreement and the provisions of the Contingent Equity Agreement, the provisions of the Contingent Equity Agreement shall control. This Agreement is also made and entered into pursuant to the Plan, in the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. It is further understood and agreed that in the event of a dispute between the provisions of the Contingent Equity Agreement and the provisions of the Plan, the provisions of the Contingent Equity Agreement shall control.

(e) Any invalidity, illegality or limitation of the enforceability with respect to any party to this Agreement of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such person’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to any other party to this Agreement, as applicable. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties and the business agreement represented by such invalidated term, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f) All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if received during normal business hours of the recipient; if not, then on the next business day, (iii) five days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by 10 days advance written notice to the other party.

(g) The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(h) This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile copies hereof may be executed as counterpart originals.

(i) All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

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IN WITNESS WHEREOF, the parties have entered into this Agreement intending it to take effect as an instrument under seal as of the date set forth above.

VIEWRAY, INCORPORATED		RECIPIENT

By:	/s/ Greg Ayers	/s/ James F. Dempsey
Its: CEO		Name: James F. Dempsey
Grant Date: 6/5/08		Date: 6/5/08